EXHIBIT 10.52

LEASE

BETWEEN

LA JOLLA EASTGATE LLC

AND

AMBROS THERAPEUTICS, INC.

LEASE

(Short Form)

THIS LEASE is made as of July 28, 2026, by and between LA JOLLA EASTGATE LLC, a Delaware limited liability company (“Landlord”) and AMBROS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1.  BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” means and refers to the following collective terms, the application of which is governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Trade Name: Ambros Therapeutics

2.	Premises: Suite No. 100

Building:       4435 Eastgate Mall, San Diego, California 92121

Project:          La Jolla Reserve

(The Premises are more particularly described in Section 2.1.)

3.	Permitted Use: General office and legally permitted ancillary uses and for no other use.

4.	Estimated Commencement Date: September 1, 2026

5.	Lease Term: 65 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.	Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent
1 to 12	$3.85	$17,790.85
13 to 24	$4.00	$18,484.00
25 to 36	$4.16	$19,223.36
37 to 48	$4.33	$20,008.93
49 to 60	$4.50	$20,794.50
61 to 65	$4.68	$21,626.28

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under this Lease, Tenant will be entitled to an abatement of 5 full calendar months of Basic Rent in the aggregate amount of $88,954.25 (i.e., $17,790.85 per month) (the “Abated Basic Rent”) for the 2nd through 6th full calendar months of the Term (the “Abatement Period”). If Tenant is in Default at any time during the Term, the unamortized portion of the Abated Basic Rent will immediately become due and payable. The payment by Tenant of the unamortized Abated Basic Rent in the event of a Default will not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. Only Basic Rent will be abated during the Abatement Period and all other Rent specified in this Lease will remain as due and payable.

7.	Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve- month period ending June 30, 2027 (the “Base Year”).

Project Cost Base: The Project Costs per rentable square foot incurred by Landlord and attributable to the Base Year. Notwithstanding anything to the contrary herein, electricity is separately metered and directly paid by Tenant to the applicable utility provider or, at Landlord’s option, to Landlord.

Expense Recovery Period: Every twelve-month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.	Floor Area of Premises: approximately 4,621 rentable square feet

Floor Area of Building: approximately 95,448 rentable square feet

9.	Security Deposit: $23,788.91

10.	Broker(s): Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Savills (“Tenant’s Broker”) is the agent of Tenant exclusively.

11.	Parking: A minimum of 10 with a maximum of 18 unreserved parking passes in accordance with the provisions set forth in Exhibit F to this Lease.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

12.	Address for Payments and Notices:

LANDLORD Payment Registration Address: Email [***] to request an account for the Tenant Payment Portal.	TENANT AMBROS THERAPEUTICS, INC. 4435 Eastgate Mall, Suite 100 San Diego, CA 92121 [***]

Notice Address: LA JOLLA EASTGATE LLC [***] with a copy of notices to: IRVINE MANAGEMENT COMPANY [***]	With a copy of notices to: AMBROS THERAPEUTICS, INC. 4435 Eastgate Mall, Suite 100 San Diego, CA 92121 [***] With a copy of notices to: Cooley LLP 11951 Freedom Drive 14th Floor Reston, VA 20190 [***]

13.	List of Lease Exhibits (all exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A	Depiction of Premises
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenant’s Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit G	Additional Provisions
Exhibit X	Work Letter

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

ARTICLE 2.  PREMISES

2.1.        LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct.

2.2.        ACCEPTANCE OF PREMISES. Except as set forth in Section 2.3 below, Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of any of them for any purpose, except as set forth in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction will conclusively establish that the Premises, the Building, and the Project were in satisfactory condition and in conformity with the provisions of this Lease in all respects. Nothing contained in this Section 2.2 will affect the commencement of the Term or the obligation of Tenant to pay Rent (as defined in Section 4.2).

2.3.        GOOD WORKING ORDER. Landlord warrants to Tenant that the fire sprinkler system, lighting, plumbing, heating, ventilation and air conditioning systems and electrical systems serving the (collectively, the “Building Systems”) will be in good operating condition, and the Tenant Improvements (as defined on Exhibit X attached hereto) will be in compliance in all material respects with current building codes and all other applicable Federal, State and local laws, including, but not limited to, the Americans with Disabilities Act (“ADA”), as of the Commencement Date of this Lease. Provided that Tenant notifies Landlord that the Building Systems are not in good operating condition within 30 days following the Commencement Date, then Landlord will, except as otherwise provided in this Lease, promptly after receipt of such notice from Tenant setting forth the nature and extent of such noncompliance, rectify same at Landlord’s sole cost and expense and not as part of the Operating Expenses described in Exhibit B of this Lease.

ARTICLE 3.  TERM

3.1.       GENERAL. The term of this Lease (“Term”) will be for the period shown in Item 5 of the Basic Lease Provisions. The Term will commence (“Commencement Date”) on the earlier of (a) the later of (x) the date the Premises are deemed “ready for occupancy” (as hereinafter defined) and possession thereof is delivered to Tenant, and (y) September 1, 2026, and (b) the date Tenant commences its regular business activities within the Premises. Promptly following request by Landlord, the parties will memorialize on a form provided by Landlord (the “Commencement Memorandum”) the actual Commencement Date and the expiration date (“Expiration Date”) of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 10 business days (or provide specific written objections thereto within that period), then Landlord’s determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum will be conclusive. The Premises will be deemed “ready for occupancy” when Landlord, to the extent applicable, has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter (if any) attached to this Lease but for minor punch list matters, and has obtained the requisite governmental approvals for Tenant’s occupancy in connection with such work.

3.2.        DELAY IN POSSESSION. Except as set forth in Section 3.3 below, if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease will not be void or voidable nor will Landlord be liable to Tenant for any resulting loss or damage. However, Tenant will not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section 3.1 above is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Premises will be deemed ready for occupancy, and Landlord will be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant but for Tenant’s delay(s).

3.3.         RENT ABATEMENT FOR DELAYED DELIVERY. If the Commencement Date has not occurred on or before the Outside Commencement Date (as defined below), Tenant will be entitled to a rent abatement following the Commencement Date of $593.03 for every day in the period beginning on the Outside Commencement Date and ending on the Commencement Date. The “Outside Commencement Date” is the date that is 180 days after Estimated Commencement Date. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date will take into consideration the effect of any Tenant Delays (as defined in Exhibit X attached hereto) by Tenant; and (ii) the Outside Commencement Date will be postponed by the number of days the Commencement Date is delayed due to events of force majeure.

ARTICLE 4.  RENT AND OPERATING EXPENSES

4.1.        BASIC RENT. From and after the Commencement Date, Tenant must pay to Landlord without deduction or offset, except as otherwise expressly provided in this Lease, a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”). If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 will be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The Basic Rent will be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice will be required. An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions will be delivered to Landlord concurrently with Tenant’s execution of this Lease.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

4.2.         OPERATING EXPENSES. Tenant must pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease. “Rent” constitutes Basic Rent, Tenant’s Share of Operating Expenses, parking charges, and all other additional Rent and other sums due from Tenant under this Lease.

4.3.         SECURITY DEPOSIT. Concurrently with Tenant’s delivery of this Lease, Tenant must deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any Rent, including without limitation such additional Rent as may be owing under any provision hereof, and to maintain the Premises as required by this Lease. Upon any breach of the foregoing obligations by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant must within 5 business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord will not be required to keep the Security Deposit separate from its general funds, and Tenant will not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any Rent due under this Lease. Any unapplied balance of the Security Deposit will be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant’s vacation of the Premises. Tenant waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

ARTICLE 5.  USES

5.1.        USE. Tenant will use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever. Tenant will not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor will Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant will not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant will comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, and with all energy usage reporting requirements of Landlord. Pursuant to California Civil Code § 1938, Landlord states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”

During the Term, Landlord will be responsible, at its cost (except to the extent properly included in Project Costs), for correcting any violations of applicable law, including, without limitation, Title III of the Americans with Disabilities Act (“ADA”) of which it is notified by governmental authorities with respect to the Common Areas of the Building, except for any obligations specifically imposed upon Tenant pursuant to this Lease. Notwithstanding the foregoing, Landlord will have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, will be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of applicable law, including, without limitation, the Americans with Disabilities Act other than Title III, the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (including the Tenant Improvements) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA.

5.2.       SIGNS. Landlord will affix and maintain a sign (restricted solely to Ambros Therapeutics, Inc. or Ambros Therapeutics, or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises, together with a directory strip listing Tenant’s name as set forth herein in the lobby directory of the Building. Tenant will not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. In the event of a Default, Landlord reserves the right to remove any signage that includes a name other than that of the then named Tenant.

5.3.         HAZARDOUS MATERIALS. Tenant will not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation), including, but not limited to, per- and polyfluoroalkyl substances (PFAS), in the Premises or Project without the prior written consent of Landlord; provided that the foregoing will not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws. To the best of Landlord’s knowledge, as of the date of this Lease, there are no hazardous materials present in the Building except for standard products typically used in the construction, operation and maintenance of an office building. Should any hazardous or toxic materials, except for except for normal janitorial, maintenance, construction and office supplies, be discovered in the Premises and should their remediation be legally required, then unless such materials were introduced by Tenant, its agents, employees, subtenants, vendors, licensees, invitees or contractors, Landlord will remediate same at its expense and will hold Tenant harmless from any cost in connection therewith.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

ARTICLE 6.  LANDLORD SERVICES

6.1.         UTILITIES AND SERVICES. Landlord and Tenant will be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord’s failure to furnish, or any interruption, diminishment or termination of, services due to the application of laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of force majeure (defined in Section 20.8) will not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Electricity used by Tenant in the Premises will be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Notwithstanding any contrary provision in the Lease, Tenant acknowledges that a portion of Tenant’s electricity to the Premises may be provided by Landlord and/or Landlord’s affiliate utilizing an on-site energy system (“Energy System”). Tenant agrees to pay Landlord and/or Landlord’s affiliate within 10 business days after written demand for all such charges at rates determined by Landlord and/or Landlord’s affiliate from time to time, provided in no event will the kilowatt per hour charge for the Energy System exceed the total charges for electricity then being charged by the applicable electric utility provider. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 5 consecutive business days as a result of a service interruption that is reasonably within the control of Landlord to correct and through no fault of Tenant and for reasons other than as contemplated in Article 11, then Tenant, as its sole remedy, will be entitled to receive a per diem abatement of Basic Rent in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises during the period beginning on the 6th consecutive business day of the service interruption and ending on the day the service has been restored.

6.2.         OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord will operate all Common Areas within the Building and the Project in a first class manner. The term “Common Areas” means all areas within the Building, Project and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space.

6.3.         COMMON AREAS. The occupancy by Tenant of the Premises includes the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations set forth in Exhibit E. Landlord will at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose. To the extent feasible, Landlord will endeavor to not unreasonably interfere with Tenant’s normal business operations during the exercise of its rights under this Section 6.3.

ARTICLE 7.  REPAIRS AND MAINTENANCE

7.1.         TENANT’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Tenant at its sole expense will make all repairs necessary to keep the interior, non-structural portions of the Premises and all improvements and fixtures therein in good condition and repair. Tenant’s maintenance obligation includes without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises, together with any supplemental HVAC equipment servicing only the Premises. If Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant will promptly reimburse Landlord as additional Rent for all reasonable costs incurred (including the standard supervision fee) upon submission of an invoice.

7.2.        LANDLORD’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Landlord will provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and will maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant will not make repairs at Landlord’s expense or by rental offset. Except as provided in Section 11.1 and Article 12 below, there will be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor will any related activity by Landlord constitute an actual or constructive eviction; provided, however, to the extent feasible, Landlord will endeavor to not unreasonably interfere with Tenant’s normal business operations during the performance of repairs under this Section 7.2. Tenant waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

7.3.        ALTERATIONS. Except for cosmetic alteration projects that do not exceed $50,000.00 during each calendar year and that do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, do not require a permit and utilize only Landlord’s building standard materials (which work will require notice to Landlord but not Landlord’s consent), Tenant will make no alterations, additions, decorations, or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable. Tenant will use Landlord’s designated mechanical and electrical contractors, obtain all required permits for the Alterations and will perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord. Except for cosmetic Alterations not requiring a permit, Landlord will be entitled to a supervision fee in the amount of 5% of the cost of the Alterations. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review will be reimbursed by Tenant. If the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant will, at its expense, furnish Landlord with as-built drawings and CAD/REVIT files compatible with Landlord’s systems. Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, will become the property of Landlord and will be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord’s approval, require Tenant to remove by the Expiration Date or sooner termination date of this Lease, all or any Alterations (including without limitation any Tenant Improvements constructed pursuant to the Work Letter) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”). In connection with its removal of Required Removables, Tenant will repair any damage to the Premises arising from that removal, and will restore the affected area to its pre-existing condition, reasonable wear and tear, casualty and condemnation excepted.

7.4.        MECHANIC’S LIENS. Tenant will keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. If, within 15 days following the imposition of any lien, Tenant fails to cause the lien to be released of record by payment or posting of a proper bond in accordance with California Civil Code Section 8424 or any successor statute, then, in addition to all other available remedies, Landlord will have the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. Tenant will reimburse Landlord for all reasonable expenses so incurred by Landlord promptly following Landlord’s written demand. Tenant will give Landlord no less than 20 days’ prior written notice before commencing construction of any kind on the Premises.

7.5.         ENTRY AND INSPECTION. Except in emergencies or to provide Building services (in which case, no prior notice will be required), Landlord will at all reasonable times and with reasonable prior verbal notice have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final 12 months of the Term or when a Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of Rent, except as provided elsewhere in this Lease. To the extent feasible, Landlord will endeavor to not unreasonably interfere with Tenant’s normal business operations during the exercise of its rights under this Section 7.5.

ARTICLE 8.  SPACE PLANNING AND SUBSTITUTION

Landlord has the right, upon providing not less than 90 days’ prior written notice, to move Tenant to other space of comparable size in the Building or in the Project. The new space will be provided with improvements of comparable quality to those within the Premises and will contain similar finishes as the Premises, approximately the same rentable square footage as the Premises and approximately the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. The total monthly Basic Rent for the new space will in no event exceed the total monthly Basic Rent for the Premises prior to the relocation and Tenant’s Share for the new space located in the Building will in no event exceed Tenant’s Share for the Premises prior to the relocation. Landlord will pay the reasonable out-of-pocket costs to relocate and reconnect Tenant’s personal property and equipment within the new space and to provide building standard suite entry signage. Landlord will also reimburse Tenant for such other reasonable out-of-pocket costs that Tenant may incur in connection with the relocation. To the extent feasible, Landlord will endeavor to not unreasonably interfere with Tenant’s normal business operations during the move to the new space under this Article 8, including, without limitation, scheduling the move to the new space at a mutually convenient time that minimizes workflow disruption for Tenant. Within 10 days following request by Landlord, Tenant will execute an amendment to this Lease prepared by Landlord to memorialize the relocation. Notwithstanding anything in this Lease to the contrary, Landlord will not relocate Tenant under this Article 8 during the initial 60-month Term of this Lease.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

ARTICLE 9.  ASSIGNMENT AND SUBLETTING

9.1.        RIGHTS OF PARTIES. Tenant will not, directly or indirectly, assign, transfer or encumber any interest in this Lease, sublease, or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, whether in a single transaction or a series of transactions, such change of ownership or control constitutes a Transfer. Notwithstanding the foregoing, a Transfer shall not include the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System. It is not unreasonable for Landlord to withhold consent to a Transfer: (i) if Tenant is in Default, (ii) to a proposed assignee or subtenant who is an existing tenant or occupant of the Building or Project and Landlord or its affiliate has space in the Building or Project to meet their needs, (iii) to a proposed assignee or subtenant who intends to generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project in violation of Section 5.3 of this Lease, or (iv) to a prospective tenant with whom Landlord or Landlord’s affiliate has been actively negotiating. Within 30 days after receipt of executed copies of the transfer documentation and such other information as Landlord may request (which may include a completed Hazardous Material Survey Form accessible here: https://form.jotform.com/220737091256051), Landlord will either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) refuse to consent to the Transfer; or (c) except in connection with a Permitted Transfer (as defined below), recapture the portion of the Premises that Tenant is proposing to Transfer if such Transfer results in more than 20% of the Floor Area of the Premises being subleased for more than 50% of the then remaining Term.  Tenant waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee. In no event will any Transfer release or relieve Tenant from any obligation under this Lease, as same may be amended. Tenant will pay Landlord a review fee of $1,000.00 for Landlord’s review of any requested Transfer. Tenant will pay Landlord, as additional Rent, 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer less Transfer costs. For purposes herein, such Transfer costs will include all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant will receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

9.2.        PERMITTED TRANSFER. Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or effect a reverse triangular merger in which Tenant is the surviving entity, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not then in Default hereunder; (b) the proposed assignee or subtenant or surviving entity does not intend to generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project in violation of Section 5.3 of this Lease; (c) Tenant gives Landlord written notice at least 10 business days prior to such Permitted Transfer (or if prohibited due to contractual or legal confidentiality requirements, within 10 days after the Permitted Transfer); and (d) if (x) Tenant ceases to exist as a going concern as a result of any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant or (y) a change of control of Tenant occurs as a result of a reverse triangular change of control, the successor entity or surviving entity (as the case may be) has a tangible net worth not less than the greater of the tangible net worth of Tenant (i) as of the date of this Lease or the last amendment to the Lease pursuant to which the Term was extended or the Premises enlarged, and (ii) immediately before the Permitted Transfer. “Affiliate” means an entity controlled by, controlling or under common control with Tenant.

ARTICLE 10.  INSURANCE AND INDEMNITY

10.1.     TENANT’S INSURANCE. Tenant, at its sole cost, will provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2.      TENANT’S INDEMNITY. To the fullest extent permitted by law, but subject to Section 10.4 below, Tenant will defend, indemnify and hold harmless Landlord and Landlord’s agents, employees, lenders, and affiliates, from and against any and all negligence, claims, liabilities, damages, costs or expenses including attorney’s fees and costs (collectively, “Costs”) arising either before or after the Commencement Date which arise from or related to or are caused by (i) Tenant’s use or occupancy of the Premises, the Building or the Common Areas thereof, or the Project or the Common Areas thereof, or (ii) the conduct of Tenant’s business, or by any activity, work, or thing done, permitted or suffered by Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas thereof, or the Project or the Common Areas thereof, or (iii) by any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or (iv) any act, omission or negligence on the part of Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.2 through counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant will not be obligated to indemnify Landlord against any liability or expense to the extent it is ultimately determined that the same was caused by the sole negligence or willful misconduct of Landlord, its agents, contractors or employees. If Landlord requires Tenant to assume defense in accordance with this Section 10.2, Tenant will in all cases accept any tender of defense of any action or proceeding in which Landlord is named or made a party, within 30 days of the tender and will, notwithstanding any allegations of sole negligence or willful misconduct on the part of Landlord, defend Landlord as provided herein until a final determination of sole negligence or willful misconduct is made; in which event, Landlord will reimburse Tenant for the reasonable out of pocket cost incurred by Tenant in connection with such defense. Costs also include all of Landlord’s reasonable attorneys’ fees, litigation costs, investigation costs and court costs and all other costs, expenses and liabilities incurred by Landlord or its counsel from the date Landlord first receives Notice that any claim or demand is to be made or may be made. Tenant will also tender the action or proceeding to its insurer, and request coverage for its indemnity obligations to Landlord. For purposes of this Section 10.2, “Landlord” includes Landlord and Landlord’s directors, officers, shareholders, members, agents and employees. Tenant’s obligations under this Section 10.2 survive the termination of this Lease.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

10.3.       WAIVER OF CLAIMS. Unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors with respect to clauses (ii) and (iii) below, but subject to Section 10.4 below, Landlord will not be liable to Tenant, its employees, agents and invitees, and Tenant waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition (including, but not limited to, (i) acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, (ii) fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises, or (iii) the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building), whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Notwithstanding anything to the contrary contained in this Lease, in no event will Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.

10.4.       WAIVER OF SUBROGATION. Landlord and Tenant waive all rights of recovery against the other on account of loss and damage to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver will not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease.

ARTICLE 11.  DAMAGE OR DESTRUCTION

11.1.       RESTORATION.

(a)          If the Building of which the Premises are a part is damaged as the result of a casualty, then subject to the provisions below, Landlord will repair that damage as soon as reasonably possible unless Landlord reasonably determines that: (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance. If Landlord elects not to repair the damage for any of the preceding reasons, Landlord will so notify Tenant in the “Casualty Notice” (as defined below), and this Lease will terminate as of the date of delivery of that notice. In addition, Tenant will have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by casualty and such damage cannot reasonably be repaired within 60 days after Tenant’s receipt of the Casualty Notice; (b) there is less than 1 year of the Term remaining on the date of the casualty; (c) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 10 days after the date of Tenant’s receipt of the Casualty Notice.

(b)          As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord will notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice will set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds 270 days, and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.

(c)           If neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(a) or (b) above, Landlord will repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease will continue in effect for the remainder of the Term. Upon notice from Landlord, Tenant will assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Alterations. Within 15 days of demand, Tenant will also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Alterations.

(d)          From and after the casualty event, the Rent to be paid under this Lease will be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e)           Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.4, the cost of any repairs will be borne by Tenant, and Tenant will not be entitled to Rent abatement or termination rights if the damage is due to the gross negligence or willful misconduct of Tenant or its employees, subtenants, contractors, invitees or representatives.

11.2.       LEASE GOVERNS. The provisions of this Lease, including without limitation Section 11.1, govern any damage or destruction and will accordingly supersede any contrary statute or rule of law.

ARTICLE 12.  EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord also has the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building or Project. The termination will be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. All compensation awarded for a Taking will be the property of Landlord. The provisions of this Lease will govern any Taking and will accordingly supersede any contrary statute or rule of law.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

ARTICLE 13.  SUBORDINATION; ESTOPPEL CERTIFICATE

13.1.       SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage is referred to as a “Mortgagee”. This clause is self-operative, but upon request from a Mortgagee, Tenant will execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant. Alternatively, a Mortgagee has the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, will attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any Mortgage. Any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure will not be responsible for any act or omission of a prior landlord, will not be subject to any offsets or defenses Tenant may have against a prior landlord, and will not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any Rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing will not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1.

13.2.     ESTOPPEL CERTIFICATE. Within 10 days after receipt of a written request from Landlord, Tenant will execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).

ARTICLE 14.  DEFAULTS AND REMEDIES

14.1.       TENANT’S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events that continues beyond the applicable notice and cure period constitutes a “Default” by Tenant:

(a)           The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 5 days after written notice from Landlord to Tenant.

(b)          Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period will be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant; provided, however, that if the nature of Tenant’s obligation is such that more than 30 days are required for its performance, then Tenant will not be deemed to be in Default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord will not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2.      LANDLORD’S REMEDIES. In addition to all other rights or remedies of Landlord set forth in this Lease, if a Default occurs, Landlord has all rights available to Landlord under California law, without further notice or demand to Tenant, including, without limitation, the right to terminate this Lease. In addition, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). In any case in which Landlord re-enters and occupies the Premises, by unlawful detainer proceedings or otherwise, Landlord, at its option, may repair, alter, subdivide or change the character of the Premises as Landlord deems best, relet all or any part of the Premises and receive the rents therefor, and none of these actions constitutes a termination of this Lease, a release of Tenant from any liability, or result in the release of any Guarantor. Landlord will not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other charges later becoming due by any re-entry of the Premises pursuant to this Section 14.2, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord has first given Tenant notice that it is terminating this Lease. Any notice given by Landlord pursuant to Section 14.1 will be in lieu of, and not in addition to, any notice required by Section 1161 of the California Code of Civil Procedure or superseding statute. Any payment of Rent following Landlord’s delivery of notice to Tenant pursuant to Section 14.1 will not constitute acceptance of Rent. If Landlord elects to terminate this Lease pursuant to the provisions of this Section 14.2, damages will include, without limitation, the remedy and measure of damages specified pursuant to California Civil Code Section 1951.2, which will include the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of Rent loss Tenant proves could have been reasonably avoided. Notwithstanding anything to the contrary contained in this Lease, if Tenant is in Default, Landlord may, at Landlord’s sole option, take any action to attempt to cure such Default, and in such event, if Landlord performs work in lieu of or on behalf of Tenant or pays any reasonable charges on behalf of Tenant, then in addition to the costs incurred by Landlord to perform such work or to pay such charges, Tenant will pay to Landlord a fee equal to 15% of the amount incurred by Landlord as reimbursement of Landlord’s estimated costs of Landlord’s actions.

14.3.       LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within 5 business days of the date when due will bear interest at the maximum rate permitted by law from the date due until fully paid. If any Rent due from Tenant is not received by Landlord or Landlord’s designee within 5 business days after the date due, then Tenant will pay to Landlord, in addition to the interest, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00. Notwithstanding the foregoing, no late fee or interest will accrue on the first late payment in any consecutive 12-month period provided that Tenant pays such amount within 5 days of receipt of written notice from Landlord that such amounts are overdue.

14.4.       DEFAULT BY LANDLORD. Landlord will not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord will not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

14.5.       EXPENSES AND LEGAL FEES. If either Landlord or Tenant brings any action in connection with this Lease, the prevailing party will be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this paragraph will be determined by the trier of the facts.

14.6.     JUDICIAL REFERENCE/WAIVER OF JURY TRIAL. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) will be resolved (and a decision will be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 14.6 will apply to an unlawful detainer action. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND, TO THE EXTENT PERMITTED BY LAW, EACH PARTY EXPRESSLY AND KNOWINGLY WAIVES AND RELEASES ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

14.7.      SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. If Tenant recovers a money judgment against Landlord, such judgment will be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15.  END OF TERM

15.1.      HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term), such tenancy will constitute a tenancy at sufferance only and possession will be subject to all of the terms of this Lease, except that the monthly Rent will be 150% of the total monthly Rent for the month immediately preceding the date of termination. The acceptance by Landlord of monthly hold-over Rent in a lesser amount will not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant will indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2.      SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant must quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and must remove or fund to Landlord the cost of removing all wallpapering, voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and must perform all work required under Section 7.3 of this Lease. If Tenant fails to comply with the provisions of this Section 15.2 and remove any personal property within 10 days following the expiration or earlier termination of this Lease, such personal property will be conclusively deemed to have been abandoned, then Landlord may effect the removal and/or make any repairs, without notice and without incurring any liability to Tenant, and the cost to Landlord will be additional Rent payable by Tenant upon demand. Tenant waives all rights under and benefits of Section 1993.03 of the California Civil Code, or any similar or successor laws now or hereafter in effect and authorizes Landlord to dispose of any personal property remaining at the Premises following the expiration or earlier termination of this Lease without further notice to Tenant.

ARTICLE 16.  PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord will be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, all payments will be due and payable within 5 business days after written demand. All payments requiring proration will be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent or approval to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service or by any courier or “overnight” express mailing service. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), will be deemed delivery and receipt of the notice as of the date of attempted delivery. Tenant will have the right to make all payments of rent or additional rent hereunder via Automated Clearing House (ACH) or by wire transfer.

ARTICLE 17.  RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted by Landlord from time to time.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

ARTICLE 18.  BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord will be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Each party agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by such party in connection with the negotiation of this Lease.

ARTICLE 19.  TRANSFER OF LANDLORD’S INTEREST

Landlord has the right to transfer and assign, in whole or in part, all of its ownership interest, rights and obligations in the Building, Project or Lease, including the Security Deposit, and upon transfer Landlord will be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations and the return of any Security Deposit.

ARTICLE 20.  INTERPRETATION

20.1.      NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” include the plural as well as the singular.

20.2.       JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each are joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them will be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.3.      SUCCESSORS. Subject to Sections 13.1 and 22.1 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant will extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section 20.3 is intended, or will be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.4.      TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.5.      CONTROLLING LAW/VENUE. This Lease is governed by and interpreted in accordance with the laws of the State of California. Tenant irrevocably consents to the jurisdiction and venue of the state and federal courts for the county where the Premises are located.

20.6.      SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, is held to be invalid or unenforceable to any extent, the remainder of this Lease will not be affected and each term and provision of this Lease will be valid and enforceable to the fullest extent permitted by law.

20.7.       WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease will not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties will not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease will be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.8.      INABILITY TO PERFORM. If either party is delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party (each, an “event of force majeure”), then the performance of the work or the doing of the act will be excused for the period of the delay and the time for performance will be extended for a period equivalent to the period of the delay. The provisions of this Section 20.8 will not operate to excuse Tenant from the prompt payment of Rent.

20.9.       ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

20.10.    QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant has the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.11.    SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns. The expiration of the Term, whether by lapse of time, termination or otherwise, will not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

ARTICLE 21.  EXECUTION

21.1.      COUNTERPARTS; DIGITAL SIGNATURES. This Lease may be executed in one or more counterparts, each of which will constitute an original and all of which will be one and the same agreement. The parties expressly agree that one or each of the parties may execute and deliver this Lease electronically using a certificate-based electronic signature and delivery software service approved and initiated by Landlord that provides an audit trail and method for authenticating signers (the “Approved Service”). The Approved Service will have the same legal effect as a handwritten signature and will be admissible evidence of the parties’ mutual intent to be legally bound by this Lease. The parties declare that they have received all of the information required to be fully aware of the certificate-based electronic signature software process, and each party waives any claim which it may have against the enforceability of this Lease based on the use of the Approved Service.

21.2.     CORPORATE AND PARTNERSHIP AUTHORITY. Each party represents and warrants to the other party, and agrees, that each individual executing this Lease on behalf of such party is authorized to do so on behalf of such party.

21.3.      EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant is for examination purposes only, and does not constitute an offer to or option for Tenant to lease the Premises unless and until Landlord has executed and delivered this Lease to Tenant.

21.4.     BROKER DISCLOSURE. By the execution of this Lease, each of Landlord and Tenant acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Item 10 of the Basic Lease Provisions, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker identified in Item 10 of the Basic Lease Provisions. If there is no Tenant’s Broker so identified in Item 10 of the Basic Lease Provisions, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Lease, Landlord and Tenant are executing the confirmation of the agency relationships set forth in Item 10 of the Basic Lease Provisions.

ARTICLE 22.  MISCELLANEOUS

22.1.     MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease will result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord. Tenant will comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.2.      SDN LIST. Tenant represents and warrants that neither Tenant nor, to Tenant’s actual knowledge as of the date of this Lease, any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control. If Tenant or any Tenant Party is or becomes listed as an SDN, Tenant will be deemed in breach of this Lease and Landlord will have the right to terminate this Lease immediately upon written notice to Tenant.

22.3.      NONDISCLOSURE OF LEASE TERMS. Landlord and Tenant each agree that neither Landlord or Tenant or the agents or other parties acting on behalf of Landlord or Tenant, as applicable, will disclose any matters set forth in this Lease or any amendment or other document related hereto or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of the other party, other than to their respective affiliates, employees, lenders, assignees, subtenants, financial and legal advisors and consultants, agents, and prospective lenders, purchasers of the Building, assignees and subtenants, each of whom agree to keep the terms confidential in accordance with the terms hereof; or pursuant to any legal requirement or order of a court of competent jurisdiction, arbitrator or governmental authority, or to enforce its rights under this Lease.

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AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD		TENANT:

LA JOLLA EASTGATE LLC,		AMBROS THERAPEUTICS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Scott Diggs	By:	/s/ Jay Hagan
	Scott Diggs		Jay Hagan
	Regional Vice President, Leasing		Chief Executive Officer
Office Properties

By:	/s/ Holly McManus	By:	/s/ Cris Calsada
	Holly McManus		Cris Calsada
	Regional Vice President, Operations Office Properties		Chief Financial Officer

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5

EXHIBIT A

DEPICTION OF PREMISES

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5
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EXHIBIT B

OPERATING EXPENSES AND TAXES
(Base Year)

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5
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EXHIBIT C

UTILITIES AND SERVICES

AMBROS THERAPEUTICS, INC.-4435 Eastgate Mall-STE 100-L5
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EXHIBIT D

TENANT’S INSURANCE

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EXHIBIT E

RULES AND REGULATIONS

PARKING

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EXHIBIT G

ADDITIONAL PROVISIONS

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EXHIBIT X

WORK LETTER

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